Summit Therapeutics Appoints Ankur Dhingra as Chief Financial Officer

Cambridge, Massachusetts, June 1, 2022 – Summit Therapeutics Inc. (NASDAQ: SMMT) today announced that Ankur Dhingra has been appointed as Chief Financial Officer, effective immediately.
“We are in a pivotal time for Team Summit as we seek to expand our portfolio of pipeline assets through potential collaborations and possible acquisitions,” said Robert W. Duggan, Chairman and Chief Executive Officer of Summit. “Ankur’s leadership and experience will be critical in ensuring the financial viability and excellence of our organization. Ankur’s wealth of knowledge across all aspects of finance will add substantial value to our organization as we take the next step in seeking to make a significant difference for the betterment of overall human health. We are truly pleased to welcome Ankur to Team Summit.”
Mr. Dhingra most recently served as the CFO of CAREDx, Inc. (NASDAQ: CDNA), and has over 20 years of experience in finance across life sciences and technology. In his role at CAREDx, Mr. Dhingra was responsible for all finance functions in addition to market access and information technology. Prior to his time at CAREDx, Mr. Dhingra spent over 15 years at Agilent Technologies holding positions of increasing responsibility across its finance organization, including serving in multiple business unit CFO roles. Mr. Dhingra has demonstrated a track record of success scaling businesses by executing and influencing growth-oriented business strategies. He has extensive experience managing global teams of finance and accounting professionals. Mr. Dhingra is a member of the Institute of Chartered Accountants of India.
“I am excited to join Team Summit and its impressive leadership team,” stated Mr. Dhingra. “Summit’s mission to develop, gain approval, and commercialize its medicinal therapies – whether through discovery or business development opportunities – in order to meaningfully improve the quality and potential duration of patients’ lives is truly inspirational. I look forward to the opportunity to help build and scale a superior business that seeks to optimize human health.”
In addition to managing Summit’s Finance function, Mr. Dhingra will also be responsible for the Information Technology and Human Resources functions.

Summit Therapeutics’ Mission Statement
To build a viable, long-lasting health care organization that assumes full responsibility for designing, developing, trial execution and enrollment, regulatory submission and approval, and successful commercialization of patient, physician, caregiver, and societal-friendly medicinal therapy intended to: improve quality of life, increase potential duration of life, and resolve serious medical healthcare needs. To identify and control promising product candidates based on exceptional scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner, and to engage commercialization and/or development partners when appropriate.

We accomplish this by building a team of world class professional scientists and business administrators that apply their experience and knowledge to this mission. Team Summit exists to pose, strategize, and execute a path forward in medicinal therapeutic health care that places Summit in a well-deserved, top market share, leadership position. Team Summit assumes full responsibility for stimulating continuous expansion of knowledge, ability, capability, and well-being for all involved stakeholders and highly-valued shareholders.

About Summit Therapeutics
Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol ‘SMMT’). We are headquartered in Cambridge, Massachusetts, and we have additional offices in Oxford, UK, Cambridge, UK, and Menlo Park, California.

For more information, please visit https://www.summittxinc.com and follow us on Twitter @summitplc.

Contact Summit Investor Relations:
Dave Gancarz
Head of Stakeholder Relations & Corporate Strategy
david.gancarz@summitplc.com

General Inquiries:
investors@summitplc.com

Summit Forward-looking Statements
Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the topline results of our Phase III Ri-CoDIFy study evaluating ridinilazole, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

2